UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2007

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-24217	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 East Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of Principal Executive Offices)	(Zip code)

(480) 654-9646
(Registrant’s telephone number, including area code)

YP Corp.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 10, 2007, YP Corp. (the “Company”) filed amended and restated articles of incorporation with the Office of the Secretary of State of the State of Nevada, pursuant to which the Company’s name was changed to LiveDeal, Inc., effective August 15, 2007.  The name change, which was approved by the Company’s board of directors pursuant to discretion granted to it by the Company’s shareholders at a special meeting on August 2, 2007, is more fully described in the press release included as Exhibit 99.1 hereto.  A copy of the Company’s amended and restated articles of incorporation is included as Exhibit 3.1 hereto.

The Company also amended its amended and restated bylaws to account for the name change, effective on August 15, 2007.

Item 8.01.                      Other Events.

Effective on August 15, 2007, the Company implemented a 1-For-10 reverse stock split with respect to issued and outstanding shares of its common stock.  The reverse stock split, which was approved by the Company’s board of directors pursuant to discretion granted to it by the Company’s shareholders at a special meeting on August 2, 2007, is more fully described in the press release included as Exhibit 99.1 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of LiveDeal, Inc.
99.1	Press Release of YP Corp. issued on August 15, 2007 announcing a change in its corporate name to LiveDeal, Inc. and a 1-For-10 Reverse Stock Split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YP CORP.

Date: August 15, 2007	/s/ Gary L. Perschbacher
Gary L. Perschbacher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of LiveDeal, Inc.
99.1	Press Release of YP Corp. issued on August 15, 2007 announcing a change in its corporate name to LiveDeal, Inc. and a 1-For-10 Reverse Stock Split